INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-62387 on Form S-3 and in Registration Statements Nos. 333-01587, 33-58065, 33-51994 and 33-29662 of DAKA International, Inc. all on Form S-8 of our report dated September 6, 1996 (except for Note 5 as to which the date is October 15, 1996), appearing in the Annual Report on Form 10-K of DAKA International, Inc. for the period ended June 29, 1996.



Deloitte & Touche LLP
Boston, Massachusetts

October 15, 1996